Synthesis Energy Systems, Inc. Reports Fiscal 2014 Third Quarter Financial Results and Provides Business Update

Company Reports $7.2 Million Revenue for the Quarter Versus $303,000 for the Prior Year Same Quarter

HOUSTON, May 7, 2014 -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX) today reported financial and operating results for its fiscal 2014 third quarter, ended March 31, 2014.

“SES’s fiscal third quarter was highlighted by the launch of our China joint venture with Zhangjiagang Chemical Machinery Co., Ltd. (ZCM), ZCM-SES Sino-U.S. Clean Energy Technologies. The combined strength of SES Gasification Technology and ZCM’s position as a leading supplier of industrial equipment for China’s coal chemical industry, we believe, provides for a unique and differentiated platform through which we intend to aggressively grow value through expansion of our technology’s installed base in China, Asia, and global markets. Additionally, the ZCM-SES JV intends to provide fully installed turnkey SES gasification systems, providing a significant increase in the scope of supply into projects where we deploy our proprietary technology. We believe this approach of providing turnkey installations combined with the unique capability of SES Gasification Technology will prove to be a game changing business model for the region,” said Robert Rigdon, SES President and Chief Executive Officer.

“The ZCM-SES JV received its initial tranche of funding by ZCM of RMB 53.8 million (USD $8.6 million), which represents the required first installment of ZCM’s total contribution of RMB 100 million (USD $16 million). The joint venture is pursuing gasification system orders ranging from larger scale to medium- and smaller-scale projects. The timing couldn’t be better, given China’s growing demand for domestic energy and chemical products combined with the Chinese government’s recent focus on improving the environmental quality there,” said Mr. Rigdon.

“Revenue for the quarter from our ZZ joint venture increased to $4.6 million, compared to the previous quarter’s $4.4 million. A temporary local government mandated curtailment of COG supply to ZZ in the cold winter months combined with a significant 16% drop in methanol price adversely affected overall margins at ZZ for the quarter. We recently strengthened our methanol production capability at ZZ with the completion of an additional coke oven gas (COG) supply contract, which will allow us to further increase overall methanol production at the facility up to approximately 110,000 tonnes per year while also lowering unit production costs,” added Mr. Rigdon. “At the Yima JV, our other commercial syngas plant in China, the project operated for the past quarter producing methanol at reduced rates. We are encouraged by Yima’s recent appointment of an experienced general manager who is now taking decisive action to improve the Yima JV’s performance. Based on direction from Yima Coal Co., the Yima JV is now implementing a short-term outage in order to complete improvements that should allow the plant to achieve improved business results over the longer term. We will be closely monitoring operational progress at Yima in the months ahead. Additionally regarding the Yima JV, we recognized equipment sales revenue of $2.6 million related to the supply of the three SES gasifier reactors to the Yima JV.

“Another corporate objective achieved this past quarter was completion of $15 million in financing for the SES parent company. This strengthens our balance sheet and gives us the flexibility to commit resources to support our initiatives across multiple market segments. In addition, SES has restructured its business organization in China to align with the completion of the ZCM-SES JV. As a result, since the beginning of our fiscal year 2014, we have reduced our quarterly consolidated G&A from $4.0MM as of June 30, 2013 to $2.5MM as of March 31, 2014, a 37.5% reduction. Now, with the integration of our SES China business into the ZCM-SES JV completed this April, we expect our quarterly consolidated G&A to be further reduced to between approximately $1.6MM and $1.8MM by June 30, 2014. This would represent up to a total 60% reduction in costs and would be a great outcome for us because we are simultaneously reducing costs while strengthening our capability to deliver business results through our new China partnership and plant operations,” concluded Rigdon.

Recent Corporate Highlights

•	ZCM-SES Sino-U.S. Clean Energy Technologies Limited (ZCM-SES) – SES completed the establishment of its strategic China clean energy technologies joint venture with Zhangjiagang Chemical Machinery Co., Ltd. (ZCM) (Shenzhen listing code:002564). ZCM-SES will operate throughout China and the additional markets of Indonesia, Malaysia, Mongolia, the Philippines, and Vietnam. The JV received its 20-year business license from the State Administration for Industry & Commerce of the People's Republic of China (SAIC) in Zhangjiagang and it has received initial funding from ZCM of RMB 53.8 million (approximately USD $8.6 million), which represents the required first installment of ZCM's total contribution of RMB 100 million (approximately USD $16 million) to give ZCM 65% ownership in ZCM-SES. SES has contributed exclusive usage of its advanced fluidized bed technology for its 35% ownership interest. ZCM-SES named Mr. Fred Ma, a 30-year industry veteran with experience managing the development and design of numerous coal chemical projects, as General Manager.

•	Zao Zhuang Joint Venture Methanol Plant – Since taking control of the methanol unit from Xuecheng Energy on October 31, 2013, the ZZ facility has successfully been producing methanol primarily from coke oven gas (COG). This quarter the facility generated $4.6 million in revenues from the sale of 12,664 tonnes of methanol. The operations team continues to make changes to optimize production. One recent change was adding a supplier of COG to increase methanol production. The ZZ JV signed a ten-year agreement with Shandong Shenghuo XuLong Coal Chemical Co. Ltd., located approximately eight kilometers away, to supply a minimum of 4,000 Normal Cubic Meters (NCM) per hour of the new COG feedstock, with a target amount of 5,000 NCM per hour. This represents approximately 30% additional COG feedstock, allowing for methanol production capability up to approximately 110,000 tonnes per year, operating on a combination of COG blended with ZZ syngas from the SES gasifiers. SES owns 97.6% of the ZZ JV.

•	Yima Joint Venture Methanol Plant – The Yima JV project operated for the past quarter producing methanol at reduced rates. A new general manager has been appointed with significant operations experience and a goal to improve the JV’s business results. The Yima JV management is now implementing an aggressive plan for getting the plant running in a more efficient and optimized manner. Yima has chosen to take a short-term outage of three to four months in order to achieve longer term improved profitability and performance for production of methanol. During this outage period, the Yima JV intends to complete all remaining construction punch-list items plus new optimizations that will create a more efficient and profitable operation. SES holds a 25% interest in the Yima JV and will not report income from the Yima JV until dividends are paid. Additionally, the Company recognized $2.6 million of revenues this quarter for supply of the three gasifier reactors to the Yima JV.

•	Distributed Power Business – SES announced on January 7, 2014, that the company along with co-marketing partner, GE Packaged Power, and regional collaborators, ISTROENERGO GROUP (IEG) and TUTEN, is completing the feasibility engineering study and financial evaluation of a 200 MW coal gasification power generation project to be constructed near Karachi, Pakistan for Karachi Electric Supply Company. When completed, it will serve as the basis for further discussions and negotiations for a syngas power plant contract. The Company will supply its advanced fluidized bed technology and equipment for the project, as well as provide ongoing engineering, operations and technical support. SES’s advanced technology produces syngas fuel that is suitable for the GE fuel-flexible LM2500+G4 aeroderivative gas turbines, which are currently intended as part of the design configuration.

•	Corporate News – SES raised $15 million in a registered direct offering.

Third Quarter Fiscal 2014 Financial Results (Unaudited)

The Company reported $7.2 million of revenue for the three months ended March 31, 2014, versus $0.3 million for the three months ended March 31, 2013. The Company’s ZZ JV operated in January through March, generating $4.6 million of revenue from sales of 12,664 tonnes of methanol produced using XE’s coke oven gas supply. The Company also recognized $2.6 million of revenues for the quarter from the Yima JV, based upon the plant’s operating status and fulfilling requirements of the sales contract for the SES gasifiers and reflecting the full sales price of the gasifiers.

The Company’s operating loss for the third quarter of fiscal 2014 was reduced to $4.0 million versus an operating loss of $5.1 million for the third quarter of fiscal 2013. The decrease in operating loss from this current quarter to last year’s quarter was associated with a 24% reduction in overall general and administrative expenses and a reduction in non-cash stock-based compensation expenses.

The net loss attributable to stockholders for the third quarter of fiscal 2014 was $4.15 million, or $0.06 per share, versus a loss of $5.38 million, or $0.09 per share, for the prior year’s third quarter.

As of March 31, 2014, the Company had cash and cash equivalents of $21.7 million and working capital of $14.7 million.

Conference Call Information

SES’s President and CEO, Robert W. Rigdon, and CFO, Charles Costenbader, will hold a conference call to review the Company’s financial results for this period and provide an update on corporate developments beginning at 4:15 p.m. EST on May 7.

To access the live webcast, please log on to www.synthesisenergy.com. Alternatively, interested parties may participate in the SES telephone conference call by phoning (866) 652-5200 (U.S) or (412) 317-6060 (Int’l). Callers should request the “Synthesis Energy Systems, Inc. call.” Interested parties can pre-register for the call at: http://dpregister.com/10045646.

An archived version of the SES conference call webcast will be available on the company's website through June 9, 2014. A telephone replay of the call will be available beginning approximately one hour after its completion and will be available through June 9, 2014. Interested parties can access the telephonic replay by phoning (877) 344-7529 (U.S.) or (412) 317-0088 (Int’l). The PIN access code for both the live call and replay is: 10045646.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the development stage of SES operating assets; the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the ZCM joint venture in the joint venture territory; our ability to develop the SES power business unit and marketing arrangement with GE and its other business verticals, steel and renewables; our ability to successfully develop the SES licensing business; to reduce operating costs; our limited history, and viability of our technology; commodity prices, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group

Investor Relations:
David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:
Susan Roush

747.222.7012

PR@synthesisenergy.com

TABLES FOLLOW

SYNTHESIS ENERGY SYSTEMS, INC.

(A Development Stage Enterprise)

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Revenue:
Product sales	$4,600	$—	$10,514	$—
Technology licensing and related services	—	303	—	387
Related party sale	2,635	—	2,635	—
Total revenue	7,235	303	13,149	387

Costs and Expenses:
Costs of sales and plant operating expenses	7,806	275	11,933	538
General and administrative expenses	2,536	3,331	7,141	9,552
Stock-based compensation expense	336	1,195	1,855	1,467
Depreciation and amortization	596	576	1,727	1,722

Total costs and expenses	11,274	5,377	22,656	13,279

Operating loss	(4,039)	(5,074)	(9,507)	(12,892)

Non-operating (income) expense:
Equity in losses of joint ventures	1	242	2	1,159
Foreign currency losses (gains)	48	22	5	(26)
Interest income	(6)	(12)	(22)	(41)
Interest expense	101	74	292	249

Net loss	(4,183)	(5,400)	(9,784)	(14,233)
Less: net (earnings) loss attributable to noncontrolling interests	33	20	36	(32)
Net loss attributable to stockholders	$(4,150)	$(5,380)	$(9,748)	$(14,265)

Net loss per share:
Basic and diluted	$(0.06)	$(0.09)	$(0.15)	$(0.24)

Weighted average common shares outstanding:
Basic and diluted	64,266	63,007	63,886	59,080

SYNTHESIS ENERGY SYSTEMS, INC.

(A Development Stage Enterprise)

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2014	June 30, 2013
ASSETS

Current assets:
Cash and cash equivalents	$21,721	$15,870
Accounts receivable, net	2	2
Accounts receivable-related party	674	—
Prepaid expenses and other currents assets	1,859	2,636
Inventory	994	—
Total current assets	25,250	18,508
Property, plant and equipment, net	31,886	32,641
Intangible assets, net	963	1,060
Investment in joint ventures	34,856	33,311
Other long-term assets	2,476	2,844
Total assets	$95,431	$88,364

LIABILITIES AND EQUITY

Current liabilities:
Accrued expenses and accounts payable	$7,335	$7,632
Short-term loan .	3,251	—
Current portion of long-term bank loan	—	2,428
Total current liabilities	10,586	10,060
Total liabilities	10,586	10,060

Equity:
Common stock, $0.01 par value: 200,000 shares authorized: 72,711 and 63,583 shares issued and outstanding, respectively	727	636
Additional paid-in capital	240,471	224,337
Deficit accumulated during development stage	(161,489)	(151,741)
Accumulated other comprehensive income	6,064	5,958
Total stockholders’ equity	85,773	79,190
Noncontrolling interests in subsidiaries	(928)	(886)
Total equity	84,845	78,304
Total liabilities and equity	$95,431	$88,364

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